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                   CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                           MONTHLY SERVICER'S REPORT

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                                                                                           Settlement Date              5/31/99
                                                                                           Determination Date           6/10/99
                                                                                           Distribution Date            6/15/99



I.      All Payments on the Contracts                                                                              6,500,197.64
II.     All Liquidation Proceeds on the Contracts
          with respect to Principal                                                                                  144,343.68
III.    Repurchased Contracts                                                                                              0.00
IV.     Investment Earnings on Collection Account                                                                          0.00
V.      Servicer Monthly Advances                                                                                    122,912.34
VI.     Distribution from the Reserve Account                                                                              0.00
VII.    Deposits from the Pay-Ahead Account
         (including Investment Earnings)                                                                              17,914.47
VIII.   Transfers to the Pay-Ahead Account                                                                           (18,209.81)

IX.     Less:  Investment Earnings distributions                                                                           0.00
          (a)  To Sellers with respect to the
                Collection Account                                                                                         0.00
          (b)  To Sellers with respect to
                the Pay-Ahead Account

Total available amount in Collection Account                                                                      $6,767,158.32
                                                                                                                  =============



DISTRIBUTION AMOUNTS                                                     Cost per $1000
--------------------------------------------                             ---------------

1.   (a)  Class A-1 Note Interest Distribution                                                           0.00
     (b)  Class A-1 Note Principal Distribution                                                          0.00
             Aggregate Class A-1 Note Distribution                         0.00000000                                      0.00

2.   (a)  Class A-2 Note Interest Distribution                                                           0.00
     (b)  Class A-2 Note Principal Distribution                                                          0.00
            Aggregate Class A-2 Note Distribution                          0.00000000                                      0.00

3.   (a)  Class A-3 Note Interest Distribution                                                     153,789.27
     (b)  Class A-3 Note Principal Distribution                                                  5,478,159.78
            Aggregate Class A-3 Note Distribution                        111.30334091                              5,631,949.05

4.   (a)  Class A-4 Note Interest Distribution                                                     194,270.83
     (b)  Class A-4 Note Principal Distribution                                                          0.00
           Aggregate Class A-4 Note Distribution                           5.20833324                                194,270.83

5.   (a)  Class A-5 Note Interest Distribution                                                     156,755.00
     (b)  Class A-5 Note Principal Distribution                                                          0.00
            Aggregate Class A-5 Note Distribution                          5.35000000                                156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                     128,375.00
     (b)  Class A-6 Note Principal Distribution                                                          0.00
            Aggregate Class A-6 Note Distribution                          5.41666667                                128,375.00

7.   (a)  Class B Note Interest Distribution                                                        59,285.00
     (b)  Class B Note Principal Distribution                                                            0.00
            Aggregate Class B Note Distribution                            5.56666667                                 59,285.00

8.   (a)  Class C Note Interest Distribution                                                        98,822.83
     (b)  Class C Note Principal Distribution                                                            0.00
            Aggregate Class C Note Distribution                            5.70833312                                 98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                           61,799.40
       (b)  Reimbursement of prior Monthly Advances                                                103,095.56
               Total Servicer Payment                                                                                164,894.96

10.  Deposits to the Reserve Account                                                                                 332,805.65

Total Distribution Amount from Collection Account                                                                 $6,767,158.32
                                                                                                                  =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA)
            from Excess Collections
                                                                                                   168,399.66
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      (b)  Amounts to the Sellers (Chase Manhattan Bank)
            from Excess Collections                                                                164,405.99
      (c)  Distribution from the Reserve Account to
            the Sellers(Chase USA)                                                                 138,685.47
      (d)  Distribution from the Reserve Account to the
            Sellers (Chase Manhattan Bank)                                                         135,396.48
                        Total Amounts to Sellers(Chase USA
                         & Chase Manhattan Bank)                                                                     606,887.60
                                                                                                                     ==========


                 INTEREST
--------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                       0.00
        (b) Class A-2 Notes    @            6.028%                                                       0.00
        (c) Class A-3 Notes    @            6.140%                                                 153,789.27
        (d) Class A-4 Notes    @            6.250%                                                 194,270.83
        (e) Class A-5 Notes    @            6.420%                                                 156,755.00
        (f) Class A-6 Notes    @            6.500%                                                 128,375.00
                     Aggregate Interest on Class A Notes                                                             633,190.10

        (g) Class B Notes @                 6.680%                                                                    59,285.00

        (h) Class C Notes @                 6.850%                                                                    98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                              0.00
        (b) Class A-2 Notes                                                                              0.00
        (c) Class A-3 Notes                                                                              0.00
        (d) Class A-4 Notes                                                                              0.00
        (e) Class A-5 Notes                                                                              0.00
        (f) Class A-6 Notes                                                                              0.00

        (g) Class B Notes                                                                                0.00

        (h) Class C Notes                                                                                0.00

                                                                             Cost
3.   Total Distribution of Interest                                        per $1000
                                                                           ----------
        (a) Class A-1 Notes                                                0.00000000                    0.00
        (b) Class A-2 Notes                                                0.00000000                    0.00
        (c) Class A-3 Notes                                                3.03931364              153,789.27
        (d) Class A-4 Notes                                                5.20833324              194,270.83
        (e) Class A-5 Notes                                                5.35000000              156,755.00
        (f) Class A-6 Notes                                                5.41666667              128,375.00
                     Total Aggregate Interest
                      on Class A Notes                                                                               633,190.10

        (g) Class B Notes                                                  5.56666667                                 59,285.00

        (h) Class C Notes                                                  5.70833312                                 98,822.83



                 PRINCIPAL
--------------------------------------------
                                                                              No. of
                                                                            Contracts
                                                                            ---------
1.   Amount of Stated Principal Collected                                                        1,392,863.64
2.   Amount of Principal Prepayment Collected                                 203                3,982,822.66
3.   Amount of Liquidated Contract                                             7                   102,473.48
4.   Amount of Repurchased Contract                                            0                         0.00

       Total Formula Principal Distribution Amount                                                                 5,478,159.78

5.   Principal Balance before giving effect to
      Principal Distribution                                                              Pool Factor
                                                                                          ------------
        (a) Class A-1 Notes                                                                 0.0000000                      0.00
        (b) Class A-2 Notes                                                                 0.0000000                      0.00
        (c) Class A-3 Notes                                                                 0.5940027             30,056,534.40
        (d) Class A-4 Notes                                                                 1.0000000             37,300,000.00
        (e) Class A-5 Notes                                                                 1.0000000             29,300,000.00
        (f) Class A-6 Notes                                                                 1.0000000             23,700,000.00

        (g) Class B Notes                                                                   1.0000000             10,650,000.00

        (h) Class C Notes                                                                   1.0000000             17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                0.00
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        (b) Class A-2 Notes                                                                                                0.00
        (c) Class A-3 Notes                                                                                                0.00
        (d) Class A-4 Notes                                                                                                0.00
        (e) Class A-5 Notes                                                                                                0.00
        (f) Class A-6 Notes                                                                                                0.00

        (g) Class B Notes                                                                                                  0.00

        (h) Class C Notes                                                                                                  0.00


7.   Principal Distribution                                              Cost per $1000
                                                                         --------------
        (a) Class A-1 Notes                                                0.00000000                                      0.00
        (b) Class A-2 Notes                                                0.00000000                                      0.00
        (c) Class A-3 Notes                                               108.26402727                             5,478,159.78
        (d) Class A-4 Notes                                                0.00000000                                      0.00
        (e) Class A-5 Notes                                                0.00000000                                      0.00
        (f) Class A-6 Notes                                                0.00000000                                      0.00

        (g) Class B Notes                                                  0.00000000                                      0.00

        (h) Class C Notes                                                  0.00000000                                      0.00


8.   Principal Balance after giving effect to
      Principal Distribution                                                               Pool Factor
                                                                                         --------------
        (a) Class A-1 Notes                                                                 0.0000000                      0.00
        (b) Class A-2 Notes                                                                 0.0000000                      0.00
        (c) Class A-3 Notes                                                                 0.4857386             24,578,374.62
        (d) Class A-4 Notes                                                                 1.0000000             37,300,000.00
        (e) Class A-5 Notes                                                                 1.0000000             29,300,000.00
        (f) Class A-6 Notes                                                                 1.0000000             23,700,000.00

        (g) Class B Notes                                                                   1.0000000             10,650,000.00

        (h) Class C Notes                                                                   1.0000000             17,312,029.25



                 POOL DATA
--------------------------------------------
                                                                             No. of               Aggregate
                                                                            Contracts        Principal Balance
                                                                           -----------       -----------------
1.   Pool Stated Principal Balance as of        5/31/99                      5,318             142,840,403.87

2.   Delinquency Information                                                                                        % Delinquent
                                                                                                                    ------------
              (a) 31-59 Days                                                   69                1,042,489.92          0.730%
              (b) 60-89 Days                                                   23                  326,963.41          0.229%
              (c) 90-119 Days                                                  11                  128,880.56          0.090%
              (d) 120 Days +                                                   0                         0.00          0.000%

3.   Contracts Repossessed during the Due Period                               0                         0.00

4.   Current Repossession Inventory                                            3                   146,818.78

5.   Aggregate Net Losses for the preceding
      Collection Period
       (a)  Aggregate Principal Balance of
             Liquidated Receivables                                            7                   102,473.48
       (b)  Net Liquidation Proceeds on any
             Liquidated Receivables                                                                144,343.68
                                                                                                 ------------
       Total Aggregate Net Losses for the preceding
        Collection Period                                                                                            -41,870.20

6.   Aggregate Losses on all Liquidated
      Receivables (Year-To-Date)                                                                                     937,924.12

7.   Aggregate Net Losses on all Liquidated
      Receivables (Life-To-Date)                                             269                                   3,757,183.91

8.   Weighted Average Contract Rate of all
      Outstanding Contracts                                                                                               9.378%

9.   Weighted Average Remaining Term to Maturity
      of all Outstanding Contracts                                                                                      126.311



             TRIGGER ANALYSIS
--------------------------------------------

1.  (a)  Average 60+ Delinquency Percentage                  0.640%
    (b)  Delinquency Percentage Trigger in effect ?                           NO

2.  (a)  Average Net Loss Ratio                              0.019%

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    (b)  Net Loss Ratio Trigger in effect ?                                   NO
    (c)  Net Loss Ratio (using ending Pool Balance)          0.026%

3.  (a)  Servicer Replacement Percentage                    -0.021%
    (b)  Servicer Replacement Trigger in effect ?                             NO



               MISCELLANEOUS
--------------------------------------------

1.   Monthly Servicing Fees                                                                                              61,799.40

2.   Servicer Advances                                                                                                  122,912.34

3.   (a)  Opening Balance of the Reserve Account                                                                      6,674,335.36
     (b)  Deposits to the Reserve Account                                                           332,805.65
     (c)  Investment Earnings in the Reserve Account                                                 27,564.76
     (d)  Distribution from the Reserve Account                                                    (606,887.60)
     (e)  Ending Balance of the Reserve Account                                                                       6,427,818.17

4.   Specified Reserve Account Balance                                                                                6,427,818.17

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                      215,330.33
     (b)  Deposits to the Pay-Ahead Account
           from the Collection Account                                                               18,209.81
     (c)  Investment Earnings in the
           Pay-Ahead Account                                                                              0.00
     (d)  Transfers from the Pay-Ahead Account
           to the Collection Account                                                                (17,914.47)
     (e)  Ending Balance in the Pay-Ahead Account                                                                       215,625.67
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